UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2007

Switch & Data Facilities Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33302	59-3641081
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1715 North Westshore Boulevard, Suite 650

Tampa, FL 33607

(813) 207-7700

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2007, Switch & Data Holdings, Inc. (the “Borrower”), an affiliate of Switch & Data Facilities Company, Inc. (the “Company”), entered into a Fourth Amendment to Third Amended and Restated Credit Agreement and a Fifth Amendment to Third Amended and Restated Credit Agreement (collectively, the “Amendments”) with Deutsche Bank AG New York Branch as administrative agent for itself and certain financial institutions; those certain financial institutions; Canadian Imperial Bank of Commerce and Royal Bank of Canada, as co-documentation agents; and CIT Lending Services Corporation and BNP Paribas, as co-syndication agents, which amend certain provisions of the Third Amended and Restated Credit Agreement, dated as of October 13, 2005.

The Amendments (i) allow the Borrower to replace a lender under certain circumstances with one or more other lenders that are reasonably acceptable to the administrative agent so long as the lender being replaced has received all amounts owed to it at the time of replacement and (ii) reduce the applicable margin rates associated with the borrowings to 3.00% per annum for Eurodollar Rate Loans and 2.00% per annum for Base Rate Loans as long as the Company’s consolidated leverage ratio is less than 2.00 and the Borrower continues to deliver quarterly compliance certificates, otherwise the applicable margin rates shall be 3.25% for Eurodollar Rate Loans and 2.25% for Base Rate Loans.

The foregoing summary of the Amendments is not complete and is qualified in its entirety by reference to the full text of the Amendments, copies of each of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Fourth Amendment to Third Amended and Restated Credit Agreement, dated June 20, 2007.
10.2	Fifth Amendment to Third Amended and Restated Credit Agreement, dated June 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch & Data Facilities Company, Inc.

June 22, 2007	By:	/s/ Clayton Mynard
Clayton Mynard
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Third Amended and Restated Credit Agreement, dated June 20, 2007.
10.2	Fifth Amendment to Third Amended and Restated Credit Agreement, dated June 20, 2007.